POWER OF ATTORNEY



          The undersigned hereby constitutes and appoints Robert W. Cardy, G. Walton Cottrell and John R. Welty, and each of them, with full power to act without the others, as the true and lawful attorney-in-fact and agent of the undersigned, with full and several power of substitution, to sign a registration statement or registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 293,000 shares of Common
Stock of CARPENTER TECHNOLOGY CORPORATION (the "Corporation") in conjunction with amendment and restatement of the Corporation's Non-Qualified Stock Option Plan for Non-Employee Directors to establish the Carpenter Technology Corporation Stock Based Compensation Plan for Non-Employee Directors; to sign any and all amendments (including post-effective amendments) to such registration statement or statements; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 11th day of November, 1997.


   s/ Those persons listed as directors on the signature page hereof
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